Rocket Companies Announces First Quarter 2025 Results

•Generated Q1'25 total revenue, net of $1.0 billion and adjusted revenue of $1.3 billion. Adjusted revenue came in at the high end of our guidance range
•Reported Q1'25 GAAP net loss of $212 million, or $0.08 GAAP diluted loss per share and adjusted net income of $80 million, or $0.04 adjusted diluted earnings per share
•Delivered Q1'25 adjusted EBITDA of $169 million

DETROIT, May 8, 2025 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), the Detroit-based fintech platform company including mortgage, real estate, title and personal finance businesses, today announced results for the first quarter ended March 31, 2025.

“We entered 2025 with strength, delivering $1.3 billion in adjusted revenue, at the high end of our guidance range in the first quarter. This demonstrates the power of the Rocket platform and our ability to execute in any market,” said Varun Krishna, CEO and Director of Rocket Companies. “With Redfin and Mr. Cooper, we are accelerating our mission to Help Everyone Home. By integrating home search, origination and servicing into one platform, Rocket is building the future of homeownership.”

First Quarter 2025 Financial Summary 1

($ in millions, except per share amounts)

	Q1-25	Q1-24
	(Unaudited)
Total revenue, net	$1,037	$1,384
Total expenses	$1,260	$1,085
GAAP net (loss) income	$(212)	$291

Adjusted revenue	$1,296	$1,163
Adjusted net income	$80	$84
Adjusted EBITDA	$169	$174

GAAP diluted (loss) earnings per share	$(0.08)	$0.11
Adjusted diluted earnings per share	$0.04	$0.04

($ in millions)

	Q1-25	Q1-24
Select Metrics	(Unaudited)
Mortgage closed loan origination volume	$21,584	$20,205
Gain on sale margin	2.89%	3.11%
Net rate lock volume	$26,117	$22,362

1 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "Non-GAAP Financial Measures" and "GAAP to non-GAAP Reconciliations" for more information on the Company's non-GAAP measures and its share count. Certain figures throughout this document may not foot due to rounding.

First Quarter 2025 Financial Highlights

During the first quarter of 2025:

•Generated total revenue, net of $1.0 billion and a GAAP loss of $212 million, or $0.08 loss per diluted share. Generated total adjusted revenue of $1.3 billion and adjusted net income of $80 million, or adjusted earnings of $0.04 per diluted share.

•Rocket Mortgage generated $26.1 billion in net rate lock volume, a 17% increase compared to the same period of the prior year.

•Rocket Mortgage generated $21.6 billion in closed loan origination volume, a 7% increase compared to the same period of the prior year.

•Gain on sale margin was 2.89%, a decrease of 22 bps compared to the same period of the prior year.

•Total liquidity was $8.1 billion, as of March 31, 2025, which includes $1.4 billion of cash on the balance sheet, $1.5 billion of corporate cash used to self-fund loan originations, $3.2 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit.

Company Highlights

•Our home equity loan offering hit another record quarter, as homeowners looked to access their equity without affecting their first-lien mortgage rate. Home equity loans offer an efficient way to leverage record-high home equity for significant life events like debt consolidation, home improvements, or family-related expenses.

•In March, Rocket Pro launched three API integrations across five external partners, allowing brokers to streamline the loan process from quote to close. A redesigned Loan Dashboard also went live, giving brokers faster, more self-service functionality.

•In April, Rocket Pro completed integration with ARIVE—a loan origination platform used by more than 20,000 mortgage brokers and facilitating roughly a quarter of broker volume nationwide. Mortgage brokers have responded with enthusiasm - within days, the integration drove over 9,000 pricing calls, including engagement from more than 300 brokers connecting with Rocket Pro for the first time.

•In February, we launched Rocket Mortgage RentRewards, our first-to-market program, offering eligible renters a promotional credit of 10% of their annual rent, up to $5,000, to support their path to homeownership. In March, RentRewards was featured in a marketing campaign leveraging our Own the Dream core creative idea, originally introduced during the Super Bowl. The campaign drove significant engagement, generating over 1 million visits to the RentRewards landing page.

•In February, Rocket Mortgage announced the 1-0 Rate Break Buy Down, a mortgage product offering homebuyers temporary relief by reducing their mortgage interest rate by 1% in the first year. This innovative approach helps borrowers ease into their mortgage payments while maintaining long-term financial stability with a predictable rate structure.

•In March, Rocket Mortgage launched an agentic AI tool within Rocket Logic. The latest use case applies this technology to determine the responsible party for paying the transfer tax fee—a historically complex and error-prone manual process. Since implementation, the solution has reduced estimated remediation costs related to transfer tax errors by 50%, with projected savings exceeding $1 million in 2025.

•On March 10, the Company announced a simplification of its capital and organizational structure through the collapse of its "Up-C" structure, providing that each class of common stock will be entitled to one vote per share, and reducing its classes of common stock from four to two (the "Up-C Collapse"). In connection with the Up-C Collapse, the Rocket Companies’ board of directors authorized and declared a special cash dividend of $0.80 per share for holders of Class A common stock. The dividend was paid on April 3, 2025, to shareholders of record as of March 20, 2025.

•On March 10, the Company announced an all-stock acquisition of Redfin Corporation for $1.75 billion in equity value. Under the agreement, each Redfin share will be exchanged for 0.7926 shares of Rocket Companies Class A common stock. Founded in 2004, Redfin is one of the most recognized real estate brands in the U.S., drawing 50 million monthly active visitors, featuring over 1 million for-sale and rental listings, and is supported by a tech-enabled brokerage of more than 2,200 agents. The transaction is expected to close in the second or third quarter of 2025.

•On March 31, the Company announced an all-stock acquisition of Mr. Cooper Group Inc. for $9.4 billion in equity value. Under the agreement, each Mr. Cooper share will be exchanged for 11.0 shares of Rocket Companies Class A common stock. Founded in 1994, Mr. Cooper is an industry leader with 6.5 million servicing clients, a $1.5 trillion servicing portfolio, and 16 petabytes of data. The transaction is expected to close in the fourth quarter of 2025.

•In April, Rocket Mortgage extended its existing $1.15 billion revolving credit facility. Driven by strong demand and a positive outlook of the pending acquisition of Mr. Cooper, the facility will be upsized to $2.25 billion following the satisfaction or waiver of certain conditions, including the closing of the Mr. Cooper acquisition.

Rocket Corporate Responsibility: For-More-Than-Profit
•In January, the Rocket Community Fund, a partner company, launched a new digital inclusion initiative with Tech Goes Home, a Massachusetts-based nonprofit. The program provides Detroit residents with essential technology training, internet access, and devices—broadening equitable digital access and strengthening pathways to education, employment, and financial empowerment.

Second Quarter 2025 Outlook2

In Q2 2025, we expect adjusted revenue between $1.175 billion to $1.325 billion.

2 Please see the section of this document titled “Non-GAAP Financial Measures” for more information.

Direct to Consumer

In the Direct to Consumer segment, clients have the ability to interact with Rocket Mortgage digitally and/or with the Company’s mortgage bankers. The Company markets to potential clients in this segment through various brand campaigns and performance marketing channels. The Direct to Consumer segment derives revenue from originating, closing, selling and servicing predominantly agency-conforming loans, which are pooled and sold to the secondary market. The segment also includes title and settlement services and appraisal management, complementing the Company’s end-to-end mortgage origination experience. Servicing activities are fully allocated to the Direct to Consumer segment and are viewed as an extension of the client experience. Servicing enables Rocket Mortgage to establish and maintain long term relationships with our clients, through multiple touchpoints at regular engagement intervals.

DIRECT TO CONSUMER3
($ in millions)

	Q1-25	Q1-24
	(Unaudited)
Sold loan volume	$11,303	$9,049
Sold loan gain on sale margin	4.65%	4.26%
Total revenue, net	$758	$1,094
Adjusted revenue	$1,017	$873
Contribution margin	$407	$344

Partner Network

The Rocket Professional platform supports our Partner Network segment, where we leverage our superior client service and widely recognized brand to grow marketing and influencer relationships and our mortgage broker partnerships through Rocket Pro. Our marketing partnerships consist of well-known consumer-focused companies that find value in our award-winning client experience and want to offer their clients mortgage solutions with our trusted, widely recognized brand. These organizations connect their clients directly to us through marketing channels and a referral process. Our influencer partnerships are typically with companies that employ licensed mortgage professionals that find value in our client experience, technology and efficient mortgage process, where mortgages may not be their primary offering. We also enable clients to start the mortgage process through the Rocket platform in the way that works best for them, including through a local mortgage broker.

PARTNER NETWORK3
($ in millions)

	Q1-25	Q1-24
	(Unaudited)
Sold loan volume	$9,203	$7,768
Sold loan gain on sale margin	1.39%	1.55%
Total revenue, net	$114	$170
Adjusted revenue	$114	$170
Contribution margin	$57	$114

3 We measure the performance of the Direct to Consumer and Partner Network segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services). A loan is considered "sold" when it is sold to investors on the secondary market. See "Summary Segment Results" section below and "Segments" footnote in the "Notes to Consolidated Financial Statements" in the Company's forthcoming filing on Form 10-Q for more information.

Balance Sheet and Liquidity

Total available cash was $2.9 billion as of March 31, 2025, which includes $1.4 billion of cash and cash equivalents, and $1.5 billion of corporate cash used to self-fund loan originations. Additionally, we have access to $3.2 billion of undrawn lines of credit, and $2.0 billion of undrawn MSR lines of credit from financing facilities, for a total liquidity position of $8.1 billion as of March 31, 2025.

BALANCE SHEET HIGHLIGHTS
($ in millions)

	March 31, 2025	December 31, 2024
	(Unaudited)
Cash and cash equivalents	$1,409	$1,273
Mortgage servicing rights, at fair value	$7,350	$7,633
Funding facilities	$7,610	$6,708
Other financing facilities and debt	$4,121	$4,132
Total equity	$8,584	$9,043

First Quarter Earnings Call

Rocket Companies will host a live conference call at 4:30 p.m. ET on May 8, 2025 to discuss its results for the quarter ended March 31, 2025. A live webcast of the event will be available online by clicking on the "Investor Info" section of our website. The webcast will also be available via rocketcompanies.com.

A replay of the webcast will be available on the Investor Relations site following the conclusion of the event.

Condensed Consolidated Statements of Income (Loss)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenue
Gain on sale of loans
Gain on sale of loans excluding fair value of originated MSRs, net	$507,199	$476,429
Fair value of originated MSRs	264,427	222,797
Gain on sale of loans, net	771,626	699,226
Loan servicing (loss) income
Servicing fee income	400,697	345,746
Change in fair value of MSRs	(449,185)	56,508
Loan servicing (loss) income, net	(48,488)	402,254
Interest income
Interest income	92,090	88,980
Interest expense on funding facilities	(64,039)	(51,443)
Interest income, net	28,051	37,537
Other income	286,075	244,699
Total revenue, net	1,037,264	1,383,716
Expenses
Salaries, commissions and team member benefits	609,608	541,096
General and administrative expenses	260,815	236,665
Marketing and advertising expenses	275,623	206,296
Depreciation and amortization	26,910	27,017
Interest and amortization expense on non-funding debt	38,287	38,365
Other expenses	49,124	35,907
Total expenses	1,260,367	1,085,346
(Loss) income before income taxes	(223,103)	298,370
Benefit from (provision for) income taxes	10,657	(7,656)
Net (loss) income	(212,446)	290,714
Net loss (income) attributable to non-controlling interest	202,063	(274,499)
Net (loss) income attributable to Rocket Companies	$(10,383)	$16,215

(Loss) earnings per share of Class A common stock
Basic	$(0.07)	$0.12
Diluted	$(0.08)	$0.11

Weighted average shares outstanding
Basic	147,717,296	136,991,743
Diluted	2,001,936,379	1,991,982,680

Condensed Consolidated Balance Sheets
($ In Thousands)

	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents	$1,408,800	$1,272,853
Restricted cash	19,810	16,468
Mortgage loans held for sale, at fair value	9,599,477	9,020,176
Interest rate lock commitments (“IRLCs”), at fair value	283,388	103,101
Mortgage servicing rights (“MSRs”), at fair value	7,349,978	7,633,371
Notes receivable and due from affiliates	14,803	14,245
Property and equipment, net	202,966	213,848
Deferred tax asset, net	523,021	521,824
Lease right of use assets	273,938	281,770
Forward commitments, at fair value	4,573	89,332
Loans subject to repurchase right from Ginnie Mae	2,758,634	2,785,146
Goodwill and intangible assets, net	1,224,365	1,227,517
Other assets	1,587,124	1,330,412
Total assets	$25,250,877	$24,510,063
Liabilities and equity
Liabilities:
Funding facilities	$7,609,741	$6,708,186
Other financing facilities and debt:
Senior Notes, net	4,040,296	4,038,926
Early buy out facility	80,293	92,949
Accounts payable	291,507	181,713
Lease liabilities	310,420	319,296
Forward commitments, at fair value	84,739	11,209
Investor reserves	100,790	99,998
Notes payable and due to affiliates	3,309	31,280
Tax receivable agreement liability	580,434	581,183
Loans subject to repurchase right from Ginnie Mae	2,758,634	2,785,146
Other liabilities	807,077	616,797
Total liabilities	$16,667,240	$15,466,683
Equity
Class A common stock	$1	$1
Class B common stock	—	—
Class C common stock	—	—
Class D common stock	19	19
Additional paid-in capital	403,781	389,695
Retained earnings	180,223	312,834
Accumulated other comprehensive loss	(54)	(48)
Non-controlling interest	7,999,667	8,340,879
Total equity	8,583,637	9,043,380
Total liabilities and equity	$25,250,877	$24,510,063

Summary Segment Results for the Three Months Ended March 31, 2025 and 2024
($ in millions)
(Unaudited)

Three Months Ended March 31, 2025	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$758	$114	$872	$166	$1,037
Change in fair value of MSRs due to valuation assumptions (net of hedges)	259	—	259	—	259
Adjusted revenue	$1,017	$114	$1,131	$166	$1,296
Less: Directly attributable expenses	610	57	667	126	793
Contribution margin (1)	$407	$57	$463	$40	$504

Three Months Ended March 31, 2024	Direct to Consumer	Partner Network	Segments Total	All Other	Total
Total U.S. GAAP Revenue, net	$1,094	$170	$1,264	$120	$1,384
Change in fair value of MSRs due to valuation assumptions (net of hedges)	(220)	—	(220)	—	(220)
Adjusted revenue	$873	$170	$1,044	$120	$1,163
Less: Directly attributable expenses	530	56	586	89	675
Contribution margin (1)	$344	$114	$458	$30	$488

(1)     We measure the performance of the segments primarily on a contribution margin basis. Contribution margin is intended to measure the direct profitability of each segment and is calculated as Adjusted revenue less directly attributable expenses. Adjusted revenue is a non-GAAP financial measure described below. Directly attributable expenses include salaries, commissions and team member benefits, general and administrative expenses, marketing and advertising expenses and other expenses, such as mortgage servicing related expenses and expenses generated from Rocket Close (title and settlement services).

GAAP to Non-GAAP Reconciliations

Adjusted Revenue Reconciliation
($ in millions)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Total revenue, net	$1,037	$1,384
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	259	(220)
Adjusted revenue	$1,296	$1,163

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

Adjusted Net Income Reconciliation
($ in millions)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Net (loss) income attributable to Rocket Companies	$(10)	$16
Net (loss) income impact from pro forma conversion of Class D common shares to Class A common shares (1)	(202)	275
Adjustment to the benefit from (provision for) income tax (2)	44	(65)
Tax-effected net (loss) income (2)	(169)	226
Share-based compensation expense	40	31
Change in fair value of MSRs due to valuation assumptions (net of hedges) (3)	259	(220)
Acquisition-related expenses (4)	28	—
Tax impact of adjustments (5)	(79)	46
Other tax adjustments (6)	1	1
Adjusted net income	$80	$84

(1)    Reflects net income (loss) to Class A common stock from pro forma exchange and conversion of corresponding shares of our Class D common shares held by non-controlling interest holders as of March 31, 2025 and 2024.

(2)     Rocket Companies is subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income or loss of Holdings. The adjustment to the benefit from (provision for) income tax reflects the difference between (a) the income tax computed using the effective tax rates below applied to the (loss) income before income taxes assuming Rocket Companies, Inc. owns 100% of the non-voting common interest units of Holdings and (b) the (benefit from) provision for income taxes. The effective income tax rate was 24.32% and 24.40% for the three months ended March 31, 2025 and 2024, respectively.

(3)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(4)    Includes non-recurring expenses related to the pending acquisitions and the Up-C Collapse.

(5)    Tax impact of adjustments gives effect to the income tax related to share-based compensation expense, the change in fair value of MSRs due to valuation assumptions and acquisition-related expenses, at the effective tax rates for each quarter.

(6)    Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the purchase of Holdings units, net of payment obligations under Tax Receivable Agreement.

Adjusted Diluted Weighted Average Shares Outstanding Reconciliation
($ in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Diluted weighted average Class A Common shares outstanding	2,001,936,379	1,991,982,680
Assumed pro forma conversion of Class D shares (1)	—	—
Adjusted diluted weighted average shares outstanding	2,001,936,379	1,991,982,680

Adjusted net income	$80	$84
Adjusted diluted earnings per share	$0.04	$0.04

(1)    Reflects the pro forma exchange and conversion of anti-dilutive Class D common stock to Class A common stock. For the three months ended March 31, 2025 and 2024, Class D common shares were dilutive and are included in the Diluted weighted average Class A common shares outstanding in the table above.

Adjusted EBITDA Reconciliation
($ in millions)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Net (loss) income	$(212)	$291
Interest and amortization expense on non-funding debt	38	38
(Benefit from) provision for income taxes	(11)	8
Depreciation and amortization	27	27
Share-based compensation expense	40	31
Change in fair value of MSRs due to valuation assumptions (net of hedges) (1)	259	(220)
Acquisition-related expenses (2)	28	—
Adjusted EBITDA	$169	$174

(1)    Reflects changes in market interest rates and assumptions, including discount rates and prepayment speeds, and the effects of contractual prepayment protection associated with sales or purchases of MSRs.

(2)    Includes non-recurring expenses related to the pending acquisitions and the Up-C Collapse.

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted revenue, Adjusted net income, Adjusted diluted earnings per share and Adjusted EBITDA (collectively “our non-GAAP financial measures”) as non-GAAP measures which management believes provide useful information to investors. We believe that the presentation of our non-GAAP financial measures provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Our non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income (loss), or any other operating performance measure calculated in accordance with GAAP. Other companies may define our non-GAAP financial measures differently, and as a result, our measures of our non-GAAP financial measures may not be directly comparable to those of other companies. Our non-GAAP financial measures provide indicators of performance that are not affected by fluctuations in certain costs or other items.

Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures.

We define “Adjusted revenue” as total revenues net of the change in fair value of mortgage servicing rights (“MSRs”) due to valuation assumptions (net of hedges). We define “Adjusted net income” as tax-effected net income (loss) before share-based compensation expense, the change in fair value of MSRs due to valuation assumptions (net of hedges), acquisition-related expenses and the tax effects of those adjustments as applicable. We define “Adjusted diluted earnings (loss) per share” as Adjusted net income divided by the adjusted diluted weighted average shares outstanding which includes diluted weighted average Class A common stock and the assumed pro forma exchange and conversion of Class D common stock outstanding for the applicable period presented. We define “Adjusted EBITDA” as net income (loss) before interest and amortization expense on non-funding debt, (benefit from) provision for income taxes, depreciation and amortization, share-based compensation expense, change in fair value of MSRs due to valuation assumptions (net of hedges) and acquisition-related expenses.

We exclude from each of our non-GAAP financial measures the change in fair value of MSRs due to valuation assumptions (net of hedges), as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in market interest rates and assumptions, including discount rates and prepayment speeds, which are not indicative of our performance or results of operation. We also exclude effects of contractual prepayment protection associated with sales of MSRs. Adjusted EBITDA includes Interest expense on funding facilities, which are recorded as a component of Interest income, net, as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

Our definitions of each of our non-GAAP financial measures allow us to add back certain cash and non-cash charges, and deduct certain gains that are included in calculating Total revenue, net, Net (loss) income attributable to Rocket Companies or Net (loss) income. However, these expenses and gains vary greatly, and are difficult to predict. From time to time in the future, we may include or exclude other items if we believe that doing so is consistent with the goal of providing useful information to investors.

Although we use our non-GAAP financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Our non-GAAP financial measures can represent the effect of long-term strategies as opposed to short-term results. Our presentation of our non-GAAP financial measures should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

For financial outlook information, the Company is not providing a quantitative reconciliation of adjusted revenue to the most directly comparable GAAP measure because the GAAP measure cannot be reliably estimated and the reconciliation cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material.

Forward Looking Statements

Some of the statements contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this document that are not historical or current facts, including statements regarding the Up-C Collapse, the Redfin acquisition and the Mr. Cooper acquisition, are forward-looking statements. These forward-looking statements reflect our views with respect to future events as of the date of this document. All such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, any of which could cause future events or results to be materially different from those stated or implied in this document. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies

Founded in 1985, Rocket Companies (NYSE: RKT) is a Detroit-based fintech platform including mortgage, real estate, title and personal finance businesses: Rocket Mortgage, Rocket Homes, Rocket Close, Rocket Money and Rocket Loans.

With more than 65 million call logs each year, 10 petabytes of data and a mission to Help Everyone Home, Rocket Companies is the destination for AI-fueled homeownership. Known for providing exceptional client experiences, J.D. Power has ranked Rocket Mortgage #1 in client satisfaction for primary mortgage origination and mortgage servicing a total of 22 times – the most of any mortgage lender.

For more information, please visit our Corporate Website or Investor Relations Website.

Investor Relations Contact:
Sharon Ng
ir@rocket.com
(313) 769-2058

Media Contact:
Aaron Emerson
aaronemerson@rocket.com
(313) 373-3035